Exhibit 99.1
News Release
For Immediate Release: December 8, 2014
H&R Block Announces Fiscal 2015 Second Quarter Results
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB), the world’s largest consumer tax services provider, today announced its financial results for the fiscal 2015 second quarter ended October 31, 2014. The company typically reports a second quarter operating loss due to the seasonality of its core U.S. tax business.

Second Quarter 2015 Highlights1

▪	Total revenues increased to $135 million

▪	Seasonal net loss from continuing operations increased 10 percent to $113 million, or $0.41 per share[2]

▪	Non-GAAP adjusted loss per share[3] from continuing operations of $0.45

▪	Declared 209th consecutive quarterly dividend

CEO Perspective
“I am pleased with the progress we’ve made this offseason in preparation for tax season 2015. We’ve made important investments in our business this year, which will enable us to improve the customer experience and operate more productively in the coming years,” said Bill Cobb, H&R Block’s president and chief executive officer. “Our Tax Plus strategy is yielding results, and we look forward to continuing our strong momentum this tax season.”

Second Quarter Results From Continuing Operations

	Actual		Adjusted
(in millions, except EPS)	Fiscal Year 2015	Fiscal Year 2014	Fiscal Year 2015	Fiscal Year 2014
Revenue	$135	$134	$135	$134
EBITDA	$(148)	$(138)	$(149)	$(142)
Pretax Loss	$(201)	$(179)	$(202)	$(183)
Net Loss	$(113)	$(103)	$(126)	$(112)
Weighted-Avg. Shares - Diluted	275.1	273.9	275.1	273.9
EPS	$(0.41)	$(0.38)	$(0.45)	$(0.42)

1 All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on fully diluted shares.
3 The company reports adjusted financial performance, which it believes is a better indication of the company's recurring operations. The company also reports EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP financial measure, which the company finds relevant when measuring its performance. See “About Non-GAAP Financial Information” below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Business Segment Results and Highlights
Tax Services

▪	Revenues increased 1 percent to $129 million, driven by higher tax prep fees in the U.S. and Australia, and improved off season usage of the H&R Block Prepaid MasterCard, the Emerald Card®

▪	Total operating expenses increased 6 percent to $302 million, driven by higher depreciation and amortization from planned office and technology upgrades and increased wages

▪	Adjusted non-GAAP pretax loss increased 13 percent to $178 million
Corporate

▪	Total expenses increased $1 million to $30 million, primarily due to higher wages, partially offset by lower provisions for losses on mortgage loans held for investment

▪	Pretax loss increased by $4 million to $24 million
Discontinued Operations

▪	Net income of $1 million compared to net loss of $2 million in the prior year

▪
Sand Canyon Corporation (SCC), a separate legal entity from H&R Block, Inc., continued to engage in constructive settlement discussions with counterparties that have made and are expected to assert a significant majority of previously denied and possible future representation and warranty claims

▪	On December 5, SCC entered into a settlement agreement to resolve certain of these claims. The amount to be paid under the settlement agreement is fully covered by prior accruals

▪	SCC's accrual for contingent losses related to representation and warranty claims remained unchanged at $194 million at October 31
Dividends
A previously announced quarterly cash dividend of 20 cents per share is payable on Jan. 2, 2015 to shareholders of record as of Dec. 8, 2014. The January 2 dividend payment will be H&R Block’s 209th consecutive quarterly dividend since the company went public in 1962.

Investor Conference
At 8:30 a.m. EST on Tuesday, December 9, the company will hold its investor conference in New York City. H&R Block's senior leaders will outline the company's strategies and outlook, and provide a general business update including discussion of fiscal 2015 second quarter results.
The event will be broadcast live in a listen-only format for the media and public on H&R Block's investor relations website at http://investors.hrblock.com. A replay will be available on the company's website two hours after the conference ends and continuing until February 28, 2015.

About H&R Block
H&R Block, Inc. (NYSE: HRB) is the world’s largest consumer tax services provider. More than 650 million tax returns have been prepared worldwide by and through H&R Block since 1955. In fiscal 2014, H&R Block had annual revenues over $3.0 billion with 24.2 million tax returns prepared worldwide. Tax return preparation services are provided in approximately 12,000 company-owned and franchise retail tax offices worldwide by professional tax preparers, and through H&R Block Tax Software products. H&R Block Bank provides affordable banking products and services. For more information, visit the H&R Block Newsroom at http://newsroom.hrblock.com/.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information.”
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, capital expenditures, dividends, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company’s control and which are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2014 in the section entitled “Risk Factors,” as well as additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Gene King, (816) 854-4672, gene.king@hrblock.com
TABLES FOLLOW

KEY OPERATING RESULTS	(unaudited, in 000s - except per share data)
	Three months ended October 31,
	Revenues		Income (loss)
	2014	2013	2014	2013

Tax Services	$128,683	$128,040	$(176,642)	$(159,314)
Corporate and Eliminations	5,945	6,300	(23,931)	(20,048)
	$134,628	$134,340	(200,573)	(179,362)
Income tax benefit			(87,346)	(76,347)
Net loss from continuing operations			(113,227)	(103,015)
Net income (loss) from discontinued operations			1,229	(1,928)
Net loss			$(111,998)	$(104,943)

Basic and diluted loss per share:
Continuing operations			$(0.41)	$(0.38)
Discontinued operations			—	(0.01)
Consolidated			$(0.41)	$(0.39)

Basic and diluted shares			275,106	273,907

	Six months ended October 31,
	Revenues		Income (loss)
	2014	2013	2014	2013

Tax Services	$257,763	$249,731	$(327,202)	$(303,708)
Corporate and Eliminations	10,451	11,804	(49,187)	(60,148)
	$268,214	$261,535	(376,389)	(363,856)
Income tax benefit			(154,311)	(147,571)
Net loss from continuing operations			(222,078)	(216,285)
Net loss from discontinued operations			(6,152)	(3,845)
Net loss			$(228,230)	$(220,130)

Basic and diluted loss per share:
Continuing operations			$(0.81)	$(0.79)
Discontinued operations			(0.02)	(0.01)
Consolidated			$(0.83)	$(0.80)

Basic and diluted shares			274,841	273,494

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	October 31, 2014	October 31, 2013	April 30, 2014

ASSETS
Cash and cash equivalents	$627,490	$790,772	$2,185,307
Cash and cash equivalents — restricted	55,543	47,521	115,319
Receivables, net	107,705	131,701	191,618
Prepaid expenses and other current assets	285,463	225,660	198,267
Investments in available-for-sale securities	381,180	—	423,495
Total current assets	1,457,381	1,195,654	3,114,006
Mortgage loans held for investment, net	251,092	295,907	268,428
Investments in available-for-sale securities	9,774	465,344	4,329
Property and equipment, net	318,225	311,157	304,911
Intangible assets, net	414,045	296,213	355,622
Goodwill	464,182	442,812	436,117
Other assets	176,591	267,426	210,116
Total assets	$3,091,290	$3,274,513	$4,693,529
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Customer banking deposits	$454,860	655,129	$769,785
Accounts payable, accrued expenses and other current liabilities	436,830	426,994	569,007
Accrued salaries, wages and payroll taxes	36,215	41,584	167,032
Accrued income taxes	147,000	22,475	406,655
Current portion of long-term debt	772	400,503	400,637
Total current liabilities	1,075,677	1,546,685	2,313,116
Long-term debt	505,588	506,078	505,837
Other noncurrent liabilities	271,349	266,775	318,027
Total liabilities	1,852,614	2,319,538	3,136,980
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	3,166	3,166	3,166
Convertible preferred stock, no par, stated value $0.01 per share	—	—	—
Additional paid-in capital	772,662	757,828	766,654
Accumulated other comprehensive income	6,577	1,463	5,177
Retained earnings	1,250,465	1,003,842	1,589,297
Less treasury shares, at cost	(794,194)	(811,324)	(807,745)
Total stockholders’ equity	1,238,676	954,975	1,556,549
Total liabilities and stockholders’ equity	$3,091,290	$3,274,513	$4,693,529

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
	2014	2013	2014	2013

REVENUES:
Service revenues	$115,442	$112,432	$230,915	$220,232
Royalty, product and other revenues	9,756	11,282	18,570	19,480
Interest income	9,430	10,626	18,729	21,823
	134,628	134,340	268,214	261,535
OPERATING EXPENSES:
Cost of revenues:
Compensation and benefits	69,381	60,526	121,236	106,838
Occupancy and equipment	87,626	82,358	170,932	161,094
Provision for bad debt and loan losses	385	2,849	4,749	14,340
Depreciation and amortization	28,429	22,095	53,514	40,715
Other	35,876	39,235	68,992	80,326
	221,697	207,063	419,423	403,313
Selling, general and administrative:
Marketing and advertising	12,513	13,601	20,658	20,724
Compensation and benefits	54,353	54,818	115,317	107,865
Depreciation and amortization	10,500	4,573	19,101	8,827
Other selling, general and administrative	20,013	21,100	39,503	53,373
	97,379	94,092	194,579	190,789
Total operating expenses	319,076	301,155	614,002	594,102
Other income (expense), net	(2,282)	1,254	(2,963)	(3,685)
Interest expense on borrowings (1)	13,843	13,801	27,638	27,604
Loss from continuing operations before income tax benefit	(200,573)	(179,362)	(376,389)	(363,856)
Income tax benefit	(87,346)	(76,347)	(154,311)	(147,571)
Net loss from continuing operations	(113,227)	(103,015)	(222,078)	(216,285)
Net income (loss) from discontinued operations	1,229	(1,928)	(6,152)	(3,845)
NET LOSS	$(111,998)	$(104,943)	$(228,230)	$(220,130)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.41)	$(0.38)	$(0.81)	$(0.79)
Discontinued operations	—	(0.01)	(0.02)	(0.01)
Consolidated	$(0.41)	$(0.39)	$(0.83)	$(0.80)

(1)	The presentation of interest expense from borrowings has been restated to correct errors in presentation, whereby we reclassified such interest expense from cost of revenues to a separate caption.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Six months ended October 31,	2014	2013

NET CASH USED IN OPERATING ACTIVITIES	$(627,577)	$(492,373)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(100)	(45,158)
Maturities of and payments received on available-for-sale securities	49,013	55,615
Principal payments on mortgage loans held for investment, net	13,451	24,340
Capital expenditures	(70,927)	(86,926)
Payments made for business acquisitions, net of cash acquired	(94,230)	(20,927)
Franchise loans:
Loans funded	(18,251)	(22,114)
Payments received	29,637	15,883
Other, net	10,685	15,255
Net cash used in investing activities	(80,722)	(64,032)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(400,000)	—
Customer banking deposits, net	(316,269)	(275,800)
Dividends paid	(109,871)	(109,324)
Proceeds from exercise of stock options	14,477	24,536
Other, net	(33,639)	(31,948)
Net cash used in financing activities	(845,302)	(392,536)

Effects of exchange rate changes on cash	(4,216)	(7,871)

Net decrease in cash and cash equivalents	(1,557,817)	(956,812)
Cash and cash equivalents at beginning of the period	2,185,307	1,747,584
Cash and cash equivalents at end of the period	$627,490	$790,772

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$157,680	$116,099
Interest paid on borrowings	27,379	27,804
Interest paid on deposits	341	1,180
Transfers of foreclosed loans to other assets	3,155	3,889
Accrued additions to property and equipment	3,243	6,729
Conversion of investment in preferred stock to available-for-sale common stock	5,000	—
Transfer of mortgage loans held for investment to held for sale	—	7,608

TAX SERVICES – FINANCIAL RESULTS			(unaudited, amounts in 000s)
	Three months ended October 31,		Six months ended October 31,
	2014	2013	2014	2013
Tax preparation fees:
U.S.	$31,926	$29,011	$57,415	$51,037
International	42,831	41,568	84,287	73,662
	74,757	70,579	141,702	124,699
Royalties	8,582	9,527	16,224	16,089
Revenues from Emerald Card®	11,524	9,999	25,569	24,610
Revenues from Peace of Mind® guarantees	16,563	19,151	40,816	46,977
Other	17,257	18,784	33,452	37,356
Total revenues	128,683	128,040	257,763	249,731

Compensation and benefits:
Field wages	56,904	49,531	102,901	89,435
Other wages	37,724	35,665	76,441	70,400
Benefits and other compensation	19,902	22,178	38,724	38,115
	114,530	107,374	218,066	197,950
Occupancy and equipment	84,218	83,634	167,316	162,184
Marketing and advertising	11,521	12,566	18,908	19,583
Depreciation and amortization	38,926	26,632	72,609	49,434
Other	53,223	54,958	103,777	115,606
Total operating expenses	302,418	285,164	580,676	544,757
Other income (expense), net	(2,381)	(1,655)	(3,235)	(7,610)
Interest expense on borrowings	526	535	1,054	1,072
Pretax loss	$(176,642)	$(159,314)	$(327,202)	$(303,708)

NON-GAAP FINANCIAL MEASURES	(unaudited, in 000s - except per share amounts)
	Three months ended October 31, 2014
	EBITDA	Pretax loss	Net loss	EPS

As reported - from continuing operations	$(147,661)	$(200,573)	$(113,227)	$(0.41)

Adjustments:
Loss contingencies - litigation	44	44	28	—
Severance	238	238	150	—
Professional fees related to HRB Bank transaction	89	89	56	—
Asset impairments	433	433	272	—
Gain on sales of AFS securities	(1,398)	(1,398)	(870)	—
Gain on sales of tax offices/businesses	(899)	(899)	(559)	—
Discrete tax items	—	—	(12,100)	(0.04)
	(1,493)	(1,493)	(13,023)	(0.04)

As adjusted - from continuing operations	$(149,154)	$(202,066)	$(126,250)	$(0.45)

	Three months ended October 31, 2013
	EBITDA	Pretax loss	Net loss	EPS

As reported - from continuing operations	$(138,380)	$(179,362)	$(103,015)	$(0.38)

Adjustments:
Loss contingencies - litigation	350	350	214	—
Severance	1,828	1,828	1,122	—
Professional fees related to HRB Bank transaction	(5,217)	(5,217)	(3,198)	(0.01)
Gain on sales of tax offices/businesses	(599)	(599)	(367)	—
Discrete tax items	—	—	(7,061)	(0.03)
	(3,638)	(3,638)	(9,290)	(0.04)

As adjusted - from continuing operations	$(142,018)	$(183,000)	$(112,305)	$(0.42)

NON-GAAP FINANCIAL MEASURES	(unaudited, in 000s - except per share amounts)
	Six months ended October 31, 2014
	EBITDA	Pretax loss	Net loss	EPS

As reported - from continuing operations	$(275,851)	$(376,389)	$(222,078)	$(0.81)

Adjustments:
Loss contingencies - litigation	272	272	169	—
Severance	1,051	1,051	654	—
Professional fees related to HRB Bank transaction	114	114	71	—
Asset impairments	1,374	1,374	855	—
Gain on sales of AFS securities	(1,398)	(1,398)	(870)	—
Gain on sales of tax offices/businesses	(899)	(899)	(559)	—
Discrete tax items	—	—	(12,149)	(0.04)
	514	514	(11,829)	(0.04)
As adjusted - from continuing operations	$(275,337)	$(375,875)	$(233,907)	$(0.85)

	Six months ended October 31, 2013
	EBITDA	Pretax loss	Net loss	EPS

As reported - from continuing operations	$(285,554)	$(363,856)	$(216,285)	$(0.79)

Adjustments:
Loss contingencies - litigation	723	723	443	—
Severance	2,933	2,933	1,799	0.01
Professional fees related to HRB Bank transaction	1,807	1,807	1,108	—
Gain on sales of tax offices/businesses	(599)	(599)	(367)	—
Discrete tax items	—	—	(6,904)	(0.03)
	4,864	4,864	(3,921)	(0.02)
As adjusted - from continuing operations	$(280,690)	$(358,992)	$(220,206)	$(0.81)

	Three months ended October 31,		Six months ended October 31,
EBITDA	2014	2013	2014	2013

Net loss - as reported	$(111,998)	$(104,943)	$(228,230)	$(220,130)

Add back :
Discontinued operations	(1,229)	1,928	6,152	3,845
Income taxes	(87,346)	(76,347)	(154,311)	(147,571)
Interest expense	13,983	14,314	27,923	28,760
Depreciation and amortization	38,929	26,668	72,615	49,542
	(35,663)	(33,437)	(47,621)	(65,424)

EBITDA from continuing operations	$(147,661)	$(138,380)	$(275,851)	$(285,554)

NON-GAAP FINANCIAL MEASURES	(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
Supplemental Information	2014	2013	2014	2013

Stock-based compensation expense:
Pretax	$7,140	$6,210	$14,599	$10,762
After-tax	4,465	3,810	9,085	6,601
Amortization of intangible assets:
Pretax	$13,219	$6,523	$24,463	$12,594
After-tax	8,258	4,003	15,223	7,725

NON-GAAP FINANCIAL INFORMATION
The accompanying press release contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider non-GAAP financial measures to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of items that are not indicative of our core operating performance.
The following are descriptions of adjustments we make for our non-GAAP financial measures:

▪	We exclude losses from settlements and estimated contingent losses from litigation and favorable reserve adjustments. This does not include legal defense costs.

▪	We exclude non-cash charges to adjust the carrying values of goodwill, intangible assets, other long-lived assets and investments to their estimated fair values.

▪	We exclude severance and other restructuring charges in connection with the termination of personnel, closure of offices and related costs.

▪	We exclude the gains and losses on business dispositions, including investment banking, legal and accounting fees from both business dispositions and acquisitions.

▪	We exclude the gains and losses on extinguishment of debt.

▪	We exclude the effects of discrete income tax reserve and related adjustments recorded in a specific quarter.
We may consider whether other significant items that arise in the future should also be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including EBITDA, adjusted EBITDA and adjusted pretax income of continuing operations. Adjusted EBITDA and adjusted pretax income eliminate the impact of items that we do not consider indicative of our core operating performance and, we believe, provide meaningful information to assist in understanding our financial results, analyzing trends in our underlying business, and assessing our prospects for future performance. We also use EBITDA and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.